EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2018 Earnings and Quarterly Dividend Increase

Warren, Pennsylvania — January 22, 2019

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2018 of $26.5 million, or $0.26 per diluted share. This represents an increase of $4.3 million, or 19.5%, compared to the same quarter last year when net income was $22.1 million or $0.22 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2018 were 8.44% and 1.09% compared to 7.31% and 0.94% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share payable on February 14, 2019, to shareholders of record as of February 1, 2019. This is a 5.9% increase over the prior quarter and represents the 97th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of December 31, 2018, this dividend represents an annualized yield of approximately 4.25%.

In making this announcement, Ronald J. Seiffert, President and CEO, noted, "We are very pleased with both the fourth quarter and annual results for 2018 and are equally excited about our momentum going into 2019. Despite the challenges that we and most of the industry have been facing regarding commercial loan growth and elevated payoff levels, we were pleased that many of these payoffs allowed us to reduce our substandard loans by over $54 million, or 22.7%. We were still able to grow loans by $258 million, or 3.3%, during the year because of our diversity and ability to augment our commercial loan growth with both direct and indirect retail lending. Our net interest margin remained flat for the year at a healthy 3.94%, despite four market rate increases and a flattening yield curve. Finally, having now received all regulatory approvals, we look forward to closing the acquisition and conversion of Union Community Bank on the weekend of March 8, 2019 and to welcoming their employees and customers to the Northwest family."

Net interest income increased by $2.6 million, or 3.1%, to $86.8 million for the quarter ended December 31, 2018, from $84.2 million for the quarter ended December 31, 2017. This increase is due primarily to a $5.4 million, or 6.1%, increase in interest income on loans receivable and a $926,000, or 30.7%, increase in interest income on mortgage-backed securities. These increases were primarily due to increases of $234.8 million, or 3.0%, and $38.0 million, or 6.5%, in the average balances of loans and mortgage-backed securities, respectively. Additionally, the average yield on loans and mortgage-backed securities increased by 12 and 47 basis points, respectively, over the prior year.

     The provision for loan losses decreased by $2.7 million, or 41.9%, to $3.8 million for the quarter ended December 31, 2018, from $6.5 million for the quarter ended December 31, 2017. This decrease is due primarily to a reduction in loans risk rated as substandard of $53.7 million, or 22.7%, from $237.8 million at December 31, 2017 to $184.1 million at December 31, 2018.

Noninterest income increased by $343,000, or 1.5%, to $23.2 million for the quarter ended December 31, 2018, from $22.9 million for the quarter ended December 31, 2017. Contributing to this increase was a $658,000 increase in other operating income as a result of fees earned from debit/credit card volume-based incentives and a $300,000 increase in income from service charges and fees as a result of increased transaction volume. Additionally, the Company realized a gain of $4,000 on the sale of investments during the quarter ended December 31, 2018 as compared to a loss of $369,000 a year ago. Partially offsetting these increases was a decrease in income from bank owned life insurance of $1.3 million as a result of death benefits received during the prior year.

     Noninterest expense increased by $377,000, or 0.5%, to $72.3 million for the quarter ended December 31, 2018, from $71.9 million for the quarter ended December 31, 2017. This increase resulted primarily from a $1.4 million, or 56.7%, increase in other expense due primarily to an increase in the reserve for unfunded loan commitments. Partially offsetting this increase was a decline in premises and occupancy costs of $726,000, or 10.0%, and a decline in office operations expense of $556,000, or 13.9%, primarily as a result of initiatives made during 2017 such as the sale of the Maryland branches, closure of the consumer finance company and divestiture of the retirement services subsidiary, the full benefits of which were recognized in 2018.

Income tax expense increased by $971,000, or 14.8%, to $7.5 million for the quarter ended December 31, 2018, from $6.6 million for the quarter ended December 31, 2017. This increase resulted primarily from an increase in income before taxes of $5.3 million, or 18.4%, to $34.0 million for the quarter ended December 31, 2018 from $28.7 million for the quarter ended December 31, 2017.

Net income for the year ended December 31, 2018 was $105.5 million, or $1.02 per diluted share, which represents an increase of $11.0 million, or 11.7%, compared to the year ended December 31, 2017, when net income was $94.5 million, or $0.92 per diluted share. The returns on average shareholders’ equity and average assets for the year ended December 31, 2018 were 8.61% and 1.11%, respectively, compared to 7.95% and 0.99% for the same period last year.  This increase in net income was the result of an increase in net interest income after provision for loan losses of $7.3 million, or 2.3%, a decrease in noninterest expense of $9.5 million, or 3.3%, and a lower effective tax rate as prescribed by the Tax Cuts and Jobs Act.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York, and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$68,789	73,946	77,710
Marketable securities available-for-sale (amortized cost of $811,015, $829,345 and $800,094, respectively)	801,450	811,556	792,535
Marketable securities held-to-maturity (fair value of $22,446, $23,534 and $29,667, respectively)	22,765	24,222	29,678
Total cash and cash equivalents and marketable securities	893,004	909,724	899,923

Residential mortgage loans held-for-sale	—	—	3,128
Residential mortgage loans	2,864,470	2,846,834	2,773,075
Home equity loans	1,258,422	1,272,345	1,310,355
Consumer loans	859,713	776,049	671,389
Commercial real estate loans	2,471,821	2,518,066	2,454,726
Commercial loans	597,013	582,768	580,736
Total loans receivable	8,051,439	7,996,062	7,793,409
Allowance for loan losses	(55,214)	(55,975)	(56,795)
Loans receivable, net	7,996,225	7,940,087	7,736,614

Federal Home Loan Bank stock, at cost	15,635	15,452	11,733
Accrued interest receivable	24,490	25,798	23,352
Real estate owned, net	2,498	2,486	5,666
Premises and equipment, net	143,390	144,612	151,944
Bank owned life insurance	171,079	170,042	171,547
Goodwill	307,420	307,420	307,420
Other intangible assets	19,821	21,167	25,669
Other assets	34,211	38,543	30,066
Total assets	$9,607,773	9,575,331	9,363,934

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,736,156	1,724,202	1,610,409
Interest-bearing demand deposits	1,455,460	1,499,344	1,442,928
Money market deposit accounts	1,661,623	1,676,845	1,707,450
Savings deposits	1,636,099	1,650,357	1,653,579
Time deposits	1,404,841	1,403,205	1,412,623
Total deposits	7,894,179	7,953,953	7,826,989

Borrowed funds	234,389	179,117	108,238
Advances by borrowers for taxes and insurance	43,298	23,297	40,825
Accrued interest payable	744	627	460
Other liabilities	66,312	66,448	68,485
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,350,135	8,334,655	8,156,210

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 103,354,030 shares, 103,293,480 shares, and 102,394,828 issued and outstanding, respectively	1,034	1,033	1,027
Paid-in-capital	745,926	742,863	730,719
Retained earnings	550,374	541,469	508,058
Accumulated other comprehensive loss	(39,696)	(44,689)	(32,080)
Total shareholders’ equity	1,257,638	1,240,676	1,207,724
Total liabilities and shareholders’ equity	$9,607,773	9,575,331	9,363,934

Equity to assets	13.09%	12.96%	12.90%
Tangible common equity to assets	10.03%	9.86%	9.68%
Book value per share	$12.17	12.01	11.79
Tangible book value per share	$9.00	8.83	8.54
Closing market price per share	$16.94	17.32	16.73
Full time equivalent employees	2,128	2,133	2,106
Number of banking offices	172	172	172

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Interest income:
Loans receivable	$92,512	90,733	88,106	85,220	87,154
Mortgage-backed securities	3,942	3,572	3,254	3,013	3,016
Taxable investment securities	924	814	648	678	805
Tax-free investment securities	170	205	313	390	449
FHLB dividends	151	119	85	97	78
Interest-earning deposits	69	162	469	135	59
Total interest income	97,768	95,605	92,875	89,533	91,561

Interest expense:
Deposits	8,985	8,233	7,309	6,458	5,971
Borrowed funds	1,952	1,555	1,340	1,308	1,350
Total interest expense	10,937	9,788	8,649	7,766	7,321

Net interest income	86,831	85,817	84,226	81,767	84,240
Provision for loan losses	3,792	6,982	5,349	4,209	6,525
Net interest income after provision for loan losses	83,039	78,835	78,877	77,558	77,715

Noninterest income:
Gain/ (loss) on sale of investments	4	—	—	153	(369)
Service charges and fees	12,827	13,158	12,908	11,899	12,527
Trust and other financial services income	4,246	4,254	4,050	4,031	4,290
Insurance commission income	1,906	2,046	2,090	2,749	1,874
Gain/ (loss) on real estate owned, net	(14)	(247)	176	(546)	(307)
Income from bank owned life insurance	1,038	1,460	2,333	990	2,295
Mortgage banking income	213	82	77	224	225
Other operating income	3,028	1,804	2,475	2,288	2,370
Total noninterest income	23,248	22,557	24,109	21,788	22,905

Noninterest expense:
Compensation and employee benefits	39,319	37,535	39,031	36,510	39,293
Premises and occupancy costs	6,567	6,821	6,824	7,307	7,293
Office operations	3,455	3,508	3,768	3,408	4,011
Collections expense	780	483	434	512	1,179
Processing expenses	10,160	9,620	9,560	9,706	9,888
Marketing expenses	2,331	1,949	2,014	2,140	2,125
Federal deposit insurance premiums	637	721	671	717	724
Professional services	3,134	2,368	2,819	2,277	2,945
Amortization of intangible assets	1,346	1,462	1,520	1,520	1,575
Real estate owned expense	187	205	133	292	195
Restructuring/ acquisition expense	435	186	393	—	164
Other expense	3,922	1,759	2,620	3,032	2,504
Total noninterest expense	72,273	66,617	69,787	67,421	71,896
Income before income taxes	34,014	34,775	33,199	31,925	28,724

Income tax expense	7,547	7,035	6,900	6,940	6,576
Net income	$26,467	27,740	26,299	24,985	22,148

Basic earnings per share	$0.26	0.27	0.26	0.25	0.22
Diluted earnings per share	$0.26	0.27	0.25	0.24	0.22

Weighted average common shares outstanding - basic	102,479,086	102,334,954	101,870,043	101,598,928	101,293,307
Weighted average common shares outstanding - diluted	103,749,383	103,942,695	103,424,154	103,136,497	102,643,726

Annualized return on average equity	8.44%	8.93%	8.67%	8.40%	7.31%
Annualized return on average assets	1.09%	1.15%	1.11%	1.08%	0.94%
Annualized return on tangible common equity	11.29%	12.07%	11.74%	11.47%	10.05%

Efficiency ratio *	64.04%	59.95%	62.65%	63.64%	65.48%
Annualized noninterest expense to average assets *	2.91%	2.70%	2.87%	2.84%	2.97%

* Excludes gain on sale of offices, restructuring/acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2018	2017
Interest income:
Loans receivable	$356,571	339,992
Mortgage-backed securities	13,781	11,343
Taxable investment securities	3,064	3,749
Tax-free investment securities	1,078	2,023
FHLB dividends	452	250
Interest-earning deposits	835	1,499
Total interest income	375,781	358,856

Interest expense:
Deposits	30,985	23,057
Borrowed funds	6,155	5,014
Total interest expense	37,140	28,071

Net interest income	338,641	330,785
Provision for loan losses	20,332	19,751
Net interest income after provision for loan losses	318,309	311,034

Noninterest income:
Gain on sale of investments	157	1,148
Service charges and fees	50,792	49,717
Trust and other financial services income	16,581	17,987
Insurance commission income	8,791	9,013
Loss on real estate owned, net	(631)	(797)
Income from bank owned life insurance	5,821	6,093
Mortgage banking income	596	1,418
Gain on sale of offices	—	17,186
Other operating income	9,595	8,715
Total noninterest income	91,702	110,480

Noninterest expense:
Compensation and employee benefits	152,395	150,228
Premises and occupancy costs	27,519	28,863
Office operations	14,139	16,342
Collections expense	2,209	2,849
Processing expenses	39,046	39,086
Marketing expenses	8,434	9,607
Federal deposit insurance premiums	2,746	3,518
Professional services	10,598	10,293
Amortization of intangible assets	5,848	6,764
Real estate owned expense	817	1,004
Restructuring/ acquisition expense	1,014	4,419
Other expense	11,333	12,630
Total noninterest expense	276,098	285,603
Income before income taxes	133,913	135,911

Income tax expense	28,422	41,444
Net income	$105,491	94,467

Basic earnings per share	$1.03	0.94
Diluted earnings per share	$1.02	0.92

Weighted average common shares outstanding - basic	102,073,888	101,015,083
Weighted average common shares outstanding - diluted	103,565,901	102,564,905

Annualized return on average equity	8.61%	7.95%
Annualized return on average assets	1.11%	0.99%
Annualized return on tangible common equity	11.34%	10.80%

Efficiency ratio *	62.56%	64.71%
Annualized noninterest expense to average assets *	2.83%	2.89%

* Excludes gain on sale of offices, restructuring/acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Nonaccrual loans current:
Residential mortgage loans	$264	869	669	123	70
Home equity loans	437	496	237	269	615
Consumer loans	196	126	218	178	317
Commercial real estate loans	9,947	10,905	14,814	11,355	10,080
Commercial loans	4,736	1,972	2,559	2,381	4,178
Total nonaccrual loans current	$15,580	14,368	18,497	14,306	15,260

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,358	15	89	1,290	509
Home equity loans	266	333	221	232	167
Consumer loans	294	182	192	224	239
Commercial real estate loans	219	3,124	522	975	1,928
Commercial loans	23	150	51	140	25
Total nonaccrual loans delinquent 30 days to 59 days	$2,160	3,804	1,075	2,861	2,868

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,262	547	668	755	703
Home equity loans	376	418	483	465	874
Consumer loans	582	464	194	224	500
Commercial real estate loans	1,260	1,872	1,682	399	1,104
Commercial loans	332	352	380	80	69
Total nonaccrual loans delinquent 60 days to 89 days	$3,812	3,653	3,407	1,923	3,250

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$12,965	13,154	11,822	10,660	13,509
Home equity loans	5,996	5,838	6,729	6,707	7,251
Consumer finance loans	22	39	15	3	199
Consumer loans	3,228	3,535	2,626	2,931	3,617
Commercial real estate loans	25,509	27,122	15,617	16,145	15,361
Commercial loans	3,010	2,714	2,925	3,144	3,140
Total nonaccrual loans delinquent 90 days or more	$50,730	52,402	39,734	39,590	43,077

Total nonaccrual loans	$72,282	74,227	62,713	58,680	64,455

Total nonaccrual loans	$72,282	74,227	62,713	58,680	64,455
Loans 90 days past maturity and still accruing	166	195	94	210	502
Nonperforming loans	72,448	74,422	62,807	58,890	64,957
Real estate owned, net	2,498	2,486	2,722	4,041	5,666
Nonperforming assets	$74,946	76,908	65,529	62,931	70,623

Nonaccrual troubled debt restructuring *	$15,306	9,777	10,860	11,217	12,285
Accruing troubled debt restructuring	18,302	19,370	19,802	19,749	19,819
Total troubled debt restructuring	$33,608	29,147	30,662	30,966	32,104

Nonperforming loans to total loans	0.90%	0.93%	0.79%	0.75%	0.83%
Nonperforming assets to total assets	0.78%	0.80%	0.69%	0.66%	0.75%
Allowance for loan losses to total loans	0.69%	0.70%	0.72%	0.70%	0.73%
Allowance for loan losses to nonperforming loans	76.21%	75.21%	91.28%	93.75%	87.43%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At December 31, 2018	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,853,460	—	11,010	—	—	2,864,470
Home equity loans	1,251,518	—	6,904	—	—	1,258,422
Consumer loans	855,277	—	4,436	—	—	859,713
Total Personal Banking	4,960,255	—	22,350	—	—	4,982,605
Commercial Banking:
Commercial real estate loans	2,254,350	94,688	122,783	—	—	2,471,821
Commercial loans	538,762	19,281	38,970	—	—	597,013
Total Commercial Banking	2,793,112	113,969	161,753	—	—	3,068,834
Total loans	$7,753,367	113,969	184,103	—	—	8,051,439

At September 30, 2018
Personal Banking:
Residential mortgage loans	$2,835,806	—	11,028	—	—	2,846,834
Home equity loans	1,265,237	—	7,108	—	—	1,272,345
Consumer loans	771,555	—	4,494	—	—	776,049
Total Personal Banking	4,872,598	—	22,630	—	—	4,895,228
Commercial Banking:
Commercial real estate loans	2,283,152	53,529	181,385	—	—	2,518,066
Commercial loans	526,584	24,760	31,424	—	—	582,768
Total Commercial Banking	2,809,736	78,289	212,809	—	—	3,100,834
Total loans	$7,682,334	78,289	235,439	—	—	7,996,062

At June 30, 2018
Personal Banking:
Residential mortgage loans	$2,790,906	—	9,762	—	—	2,800,668
Home equity loans	1,268,884	—	7,297	—	—	1,276,181
Consumer loans	697,561	—	3,364	—	—	700,925
Total Personal Banking	4,757,351	—	20,423	—	—	4,777,774
Commercial Banking:
Commercial real estate loans	2,294,327	65,698	193,198	—	—	2,553,223
Commercial loans	554,495	18,140	38,738	—	—	611,373
Total Commercial Banking	2,848,822	83,838	231,936	—	—	3,164,596
Total loans	$7,606,173	83,838	252,359	—	—	7,942,370

At March 31, 2018
Personal Banking:
Residential mortgage loans	$2,755,078	—	17,070	—	—	2,772,148
Home equity loans	1,279,137	—	9,224	—	—	1,288,361
Consumer loans	682,433	—	3,605	—	—	686,038
Total Personal Banking	4,716,648	—	29,899	—	—	4,746,547
Commercial Banking:
Commercial real estate loans	2,256,054	57,690	198,513	—	—	2,512,257
Commercial loans	557,613	19,147	46,703	—	—	623,463
Total Commercial Banking	2,813,667	76,837	245,216	—	—	3,135,720
Total loans	$7,530,315	76,837	275,115	—	—	7,882,267

At December 31, 2017
Personal Banking:
Residential mortgage loans	$2,758,465	—	17,738	—	—	2,776,203
Home equity loans	1,300,277	—	10,078	—	—	1,310,355
Consumer loans	666,629	—	4,760	—	—	671,389
Total Personal Banking	4,725,371	—	32,576	—	—	4,757,947
Commercial Banking:
Commercial real estate loans	2,216,326	83,537	154,863		—	2,454,726
Commercial loans	511,035	19,297	50,404		—	580,736
Total Commercial Banking	2,727,361	102,834	205,267	—	—	3,035,462
Total loans	$7,452,732	102,834	237,843	—	—	7,793,409

* Includes $7.1 million, $9.2 million, $9.5 million, $7.9 million, and $8.6 million of acquired loans at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

** Includes $39.3 million, $45.3 million, $44.5 million, $45.2 million, and $46.7 million of acquired loans at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	December 31, 2018		*	September 30, 2018		*	June 30, 2018		*	March 31, 2018		*	December 31, 2017		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	333	$27,777	1.0%	27	$1,500	0.1%	30	$1,561	0.1%	319	$27,403	1.0%	317	$25,784	0.9%
Home equity loans	233	8,649	0.7%	184	5,673	0.4%	184	6,383	0.5%	200	7,406	0.6%	218	7,461	0.6%
Consumer finance loans	327	661	17.3%	280	632	10.7%	306	711	8.1%	477	1,288	10.3%	849	2,128	11.4%
Consumer loans	1,073	9,447	1.1%	984	8,408	1.1%	901	8,855	1.3%	871	8,252	1.2%	1,295	10,912	1.7%
Commercial real estate loans	37	5,503	0.2%	36	5,386	0.2%	40	5,898	0.2%	58	20,303	0.8%	53	8,315	0.3%
Commercial loans	21	973	0.2%	17	622	0.1%	24	1,000	0.2%	35	2,912	0.5%	26	1,865	0.3%
Total loans delinquent 30 days to 59 days	2,024	$53,010	0.7%	1,528	$22,221	0.3%	1,485	$24,408	0.3%	1,960	$67,564	0.9%	2,758	$56,465	0.7%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	71	$6,425	0.2%	61	4,704	0.2%	62	$5,847	0.2%	21	$1,943	0.1%	75	$6,235	0.2%
Home equity loans	63	2,065	0.2%	69	2,536	0.2%	73	2,495	0.2%	52	2,040	0.2%	72	2,871	0.2%
Consumer finance loans	86	172	4.5%	112	234	4.0%	127	277	3.2%	109	233	1.9%	412	1,113	6.0%
Consumer loans	389	3,042	0.4%	352	3,251	0.4%	350	2,654	0.4%	296	2,259	0.3%	463	3,351	0.5%
Commercial real estate loans	24	5,387	0.2%	30	6,678	0.3%	28	3,689	0.1%	23	1,809	0.1%	25	2,539	0.1%
Commercial loans	8	560	0.1%	21	1,104	0.2%	15	926	0.2%	7	196	—%	10	441	0.1%
Total loans delinquent 60 days to 89 days	641	$17,651	0.2%	645	$18,507	0.2%	655	$15,888	0.2%	508	$8,480	0.1%	1,057	$16,550	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	145	$12,985	0.5%	143	$13,483	0.5%	140	$12,293	0.4%	127	$10,791	0.4%	158	$13,890	0.5%
Home equity loans	161	6,037	0.5%	150	5,838	0.5%	154	6,768	0.5%	148	6,750	0.5%	177	7,349	0.6%
Consumer finance loans	6	21	0.6%	16	39	0.7%	8	15	0.2%	7	3	—%	74	199	1.1%
Consumer loans	432	3,233	0.4%	766	3,541	0.5%	302	2,633	0.4%	659	2,939	0.4%	719	3,627	0.6%
Commercial real estate loans	128	25,587	1.0%	126	27,228	1.1%	113	15,772	0.6%	106	16,723	0.7%	109	16,284	0.7%
Commercial loans	29	3,010	0.5%	29	2,714	0.5%	31	2,925	0.5%	35	3,144	0.5%	37	3,140	0.5%
Total loans delinquent 90 days or more	901	$50,873	0.6%	1,230	$52,843	0.7%	748	$40,406	0.5%	1,082	$40,350	0.5%	1,274	$44,489	0.6%

Total loans delinquent	3,566	$121,534	1.5%	3,403	$93,571	1.2%	2,888	$80,702	1.0%	3,550	$116,394	1.5%	5,089	$117,504	1.5%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $145,000, $440,000, $672,000, $760,000, and $1.4 million at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Beginning balance	$55,975	57,332	55,211	56,795	56,927
Provision	3,792	6,982	5,349	4,209	6,525
Charge-offs residential mortgage	(375)	(214)	(389)	(201)	(162)
Charge-offs home equity	(341)	(426)	(406)	(611)	(393)
Charge-offs consumer finance	(329)	(445)	(486)	(1,553)	(2,900)
Charge-offs consumer	(3,751)	(3,470)	(2,682)	(3,249)	(3,322)
Charge-offs commercial real estate	(1,538)	(4,859)	(439)	(551)	(1,470)
Charge-offs commercial	(824)	(985)	(491)	(1,025)	(785)
Recoveries	2,605	2,060	1,665	1,397	2,375
Ending balance	$55,214	55,975	57,332	55,211	56,795

Net charge-offs to average loans, annualized	0.23%	0.42%	0.16%	0.30%	0.34%

	Year ended December 31,
	2018	2017
Beginning balance	$56,795	60,939
Provision	20,332	19,751
Charge-offs residential mortgage	(1,179)	(1,039)
Charge-offs home equity	(1,785)	(2,259)
Charge-offs consumer finance	(2,813)	(8,369)
Charge-offs consumer	(13,152)	(11,923)
Charge-offs commercial real estate	(7,387)	(4,174)
Charge-offs commercial	(3,325)	(3,490)
Recoveries	7,728	7,359
Ending balance	$55,214	56,795

Net charge-offs to average loans, annualized	0.28%	0.31%

	December 31, 2018
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,770,688	4,054	93,782	83	2,864,470	4,137
Home equity loans	1,043,878	3,184	214,544	348	1,258,422	3,532
Consumer finance loans	3,817	676	—	—	3,817	676
Consumer loans	796,427	10,404	59,469	419	855,896	10,823
Personal Banking loans	4,614,810	18,318	367,795	850	4,982,605	19,168

Commercial real estate loans	2,249,018	26,379	222,803	1,996	2,471,821	28,375
Commercial loans	549,357	7,054	47,656	617	597,013	7,671
Commercial Banking loans	2,798,375	33,433	270,459	2,613	3,068,834	36,046

Total loans	$7,413,185	51,751	638,254	3,463	8,051,439	55,214

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,837,220	28,794	4.06%	$2,804,027	28,974	4.13%	$2,761,528	27,893	4.04%	$2,756,142	27,973	4.12%	$2,746,992	28,373	4.13%
Home equity loans	1,264,169	15,788	4.95%	1,272,847	15,248	4.75%	1,281,001	15,384	4.82%	1,298,780	14,786	4.62%	1,312,146	15,187	4.59%
Consumer loans	791,685	9,365	4.69%	704,203	8,337	4.70%	655,541	7,949	4.86%	637,691	7,450	4.74%	633,023	8,004	5.02%
Consumer finance loans	4,751	220	18.52%	7,176	343	19.12%	10,428	516	19.79%	15,254	768	20.14%	22,469	1,151	20.32%
Commercial real estate loans	2,492,331	29,991	4.71%	2,540,270	29,974	4.62%	2,518,170	29,034	4.56%	2,471,422	27,384	4.43%	2,442,528	28,251	4.53%
Commercial loans	590,195	8,666	5.75%	598,842	8,203	5.36%	624,087	7,703	4.88%	595,276	7,160	4.81%	588,420	6,739	4.48%
Total loans receivable (a) (b) (d)	7,980,351	92,824	4.61%	7,927,365	91,079	4.56%	7,850,755	88,479	4.52%	7,774,565	85,521	4.46%	7,745,578	87,705	4.49%
Mortgage-backed securities (c)	619,105	3,942	2.55%	598,596	3,572	2.39%	569,893	3,255	2.28%	558,055	3,013	2.16%	581,055	3,016	2.08%
Investment securities (c) (d)	227,813	1,140	2.00%	244,346	1,074	1.76%	235,784	1,044	1.77%	256,287	1,172	1.83%	301,268	1,495	1.98%
FHLB stock	14,372	151	4.17%	9,819	119	4.81%	7,819	85	4.36%	9,354	97	4.21%	10,066	78	3.07%
Other interest-earning deposits	10,454	68	2.55%	26,057	162	2.43%	103,739	469	1.79%	34,200	135	1.58%	13,515	59	1.71%
Total interest-earning assets	8,852,095	98,125	4.40%	8,806,183	96,006	4.33%	8,767,990	93,332	4.27%	8,632,461	89,938	4.23%	8,651,482	92,353	4.24%
Noninterest earning assets (e)	743,262			746,077			732,065			779,812			709,753
Total assets	$9,595,357			$9,552,260			$9,500,055			$9,412,273			$9,361,235

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,637,400	758	0.18%	$1,672,990	785	0.19%	$1,699,168	773	0.18%	$1,670,491	749	0.18%	$1,655,798	763	0.18%
Interest-bearing demand deposits	1,442,587	1,066	0.29%	1,460,556	1,064	0.29%	1,468,228	875	0.24%	1,419,459	603	0.17%	1,419,352	331	0.09%
Money market deposit accounts	1,678,664	1,910	0.45%	1,685,368	1,565	0.37%	1,691,652	1,211	0.29%	1,706,800	1,053	0.25%	1,734,444	1,017	0.23%
Time deposits	1,401,352	5,251	1.49%	1,403,967	4,819	1.36%	1,440,457	4,450	1.24%	1,415,247	4,053	1.16%	1,421,569	3,860	1.08%
Borrowed funds (f)	216,975	782	1.43%	129,523	239	0.73%	104,415	50	0.19%	133,231	124	0.38%	159,599	187	0.46%
Junior subordinated debentures	111,213	1,170	4.12%	111,213	1,316	4.63%	111,213	1,290	4.59%	111,213	1,184	4.26%	111,213	1,163	4.09%
Total interest-bearing liabilities	6,488,191	10,937	0.67%	6,463,617	9,788	0.60%	6,515,133	8,649	0.53%	6,456,441	7,766	0.49%	6,501,975	7,321	0.45%
Noninterest-bearing demand deposits (g)	1,750,253			1,724,427			1,676,344			1,606,247			1,599,834
Noninterest bearing liabilities	112,349			132,062			92,252			143,608			57,956
Total liabilities	8,350,793			8,320,106			8,283,729			8,206,296			8,159,765
Shareholders’ equity	1,244,564			1,232,154			1,216,326			1,205,977			1,201,470
Total liabilities and shareholders’ equity	$9,595,357			$9,552,260			$9,500,055			$9,412,273			$9,361,235
Net interest income/ Interest rate spread		87,188	3.73%		86,218	3.73%		84,683	3.74%		82,172	3.74%		85,032	3.79%
Net interest-earning assets/ Net interest margin	$2,363,904		3.94%	$2,342,566		3.92%	$2,252,857		3.86%	$2,176,020		3.86%	$2,149,507		3.93%
Ratio of interest-earning assets to interest-bearing liabilities		1.36X		1.36X			1.35X			1.34X			1.33X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.45%, 0.41%, 0.37%, 0.33% and 0.30%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.60%, 4.54%, 4.50%, 4.45% and 4.46%, respectively, Investment securities - 1.92%, 1.67%, 1.63%, 1.67% and 1.66%, respectively, Interest-earning assets - 4.38%, 4.31%, 4.25%, 4.21% and 4.20%, respectively. GAAP basis net interest rate spreads were 3.71%, 3.71%, 3.72%, 3.72% and 3.75%, respectively, and GAAP basis net interest margins were 3.92%, 3.90%, 3.84%, 3.84% and 3.89%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2018			2017
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,789,990	113,379	4.06%	$2,730,055	112,206	4.11%
Home equity loans	1,279,087	61,405	4.80%	1,313,789	58,426	4.45%
Consumer loans	697,722	33,153	4.75%	590,439	30,253	5.12%
Consumer finance loans	9,367	1,847	19.72%	35,761	7,177	20.07%
Commercial real estate loans	2,505,701	116,180	4.57%	2,429,644	109,118	4.43%
Commercial loans	602,077	31,939	5.23%	564,600	25,000	4.37%
Loans receivable (a) (b) (d)	7,883,944	357,903	4.54%	7,664,288	342,180	4.46%
Mortgage-backed securities (c)	586,613	13,781	2.35%	563,696	11,343	2.01%
Investment securities (c) (d)	240,989	4,429	1.84%	350,870	6,862	1.96%
FHLB stock	10,354	452	4.37%	8,186	250	3.05%
Other interest-earning deposits	41,079	835	2.00%	158,229	1,499	0.93%
Total interest-earning assets	8,762,979	377,400	4.30%	8,745,269	362,134	4.14%
Noninterest earning assets (e)	752,007			757,249
Total assets	$9,514,986			$9,502,518

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,669,930	3,064	0.18%	$1,688,451	3,062	0.18%
Interest-bearing demand deposits	1,447,809	3,607	0.25%	1,432,134	1,027	0.07%
Money market deposit accounts	1,690,481	5,740	0.34%	1,810,083	4,203	0.23%
Time deposits	1,415,187	18,574	1.31%	1,490,378	14,765	0.99%
Borrowed funds (f)	146,220	1,194	0.82%	132,350	348	0.26%
Junior subordinated debentures	111,213	4,961	4.40%	111,213	4,666	4.14%
Total interest-bearing liabilities	6,480,840	37,140	0.57%	6,664,609	28,071	0.42%
Noninterest-bearing demand deposits (g)	1,710,841			1,556,511
Noninterest bearing liabilities	98,550			92,611
Total liabilities	8,290,231			8,313,731
Shareholders’ equity	1,224,755			1,188,787
Total liabilities and shareholders’ equity	$9,514,986			$9,502,518
Net interest income/ Interest rate spread		340,260	3.73%		334,063	3.72%
Net interest-earning assets/ Net interest margin	$2,282,139		3.88%	$2,080,660		3.82%
Ratio of interest-earning assets to interest-bearing liabilities		1.35X		1.31X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.39%, and 0.29%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.52% and 4.44%, respectively, Investment securities - 1.72% and 1.65%, respectively, Interest-earning assets - 4.29% and 4.10%, respectively. GAAP basis net interest rate spreads were 3.72% and 3.68%, respectively, and GAAP basis net interest margins were 3.86% and 3.78%, respectively.